UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 16, 2021

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701
(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SCWO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On November 16, 2021, the board of directors (the “Board”) of 374Water Inc. (the “Company”) informed D. Brooks and Associates CPAs, P.A. (“Brooks”) that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately.

The report of Brooks on the Company’s financial statements as of and for the year ended December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern.

During the year ended December 31, 2020 (the only year Brooks served as the Company’s independent registered public accounting firm), and the subsequent interim period through November 16, 2021, there were no disagreements between the Company and Brooks on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brooks, would have caused Brooks to make reference to the subject matter of the disagreements in connection with its report. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K up to and including the dismissal of Brooks, except that such report contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern.

In accordance with Item 304(a)(3) of Regulation S-K, on November 19, 2021, the Company provided Brooks with a copy of this Current Report on Form 8-K prior to filing this report with the Securities and Exchange Commission (the “SEC”). The Company requested that Brooks furnish a letter addressed to the SEC stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. A copy of the letter from Brooks, dated November 19, 2021, is filed as Exhibit 16.1 to this Current Report.

Appointment of New Independent Registered Public Accounting Firm

On November 18, 2021, the Board approved the engagement of Cherry Bekaert LLP (“Cherry Bekaert”) as the Company’s new independent registered public accounting firm, effective as of such date.

Cherry Bekaert previously served as the Company’s independent registered public accounting firm. It resigned June 26, 2020 effective upon completion of its review of the Company’s unaudited financial statements for the quarter ended June 30, 2020. Cherry Bekaert’s report for the year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified, except that the report included an Emphasis of Matter regarding the Company’s ability to continue as a going concern. In addition, during the year ended December 31, 2019 and through June 26, 2020 (the date of resignation), there were (i) no disagreements between the Company and Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Cherry Bekaert’s satisfaction, would have caused Cherry Bekaert to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through June 26, 2020.

Other than the foregoing, during the years ended December 31, 2020 and 2019, and the subsequent interim period through November 16, 2021, neither the Company nor anyone on its behalf consulted with Cherry Bekaert regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are defined in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from D. Brooks and Associates CPAs, P.A., dated November 19, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: November 19, 2021	By:	/s/ Yaacov Nagar
Name: Yaacov Nagar
Title: Chief Executive Officer

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